                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Geoworks 1997 Supplemental Stock Plan and in the related prospectus for the registration of 500,000 shares of its common stock, of our report dated April 18, 1996 with respect to the consolidated financial statements of Geoworks incorporated by reference in its Annual Report on Form 10-K for the year ended March 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                         /s/  Ernst & Young LLP



Walnut Creek, California
March 21, 1997





                                      -4-